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October 23, 2000





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We hereby consent to the use in the Form S-4 Registration Statement of I-Trax, Inc., our report dated September 14, 2000 relating to the financial statements of ISummit Partners, LLC which appears in such Form S-4 Registration Statement.


/s/ Bernath & Rosenberg, P.C.
-----------------------------
Bernath & Rosenberg, P.C.
New York, NY